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                                                                     EXHIBIT 5.1



                                October 23, 1997

Board of Directors
i2 Technologies, Inc.
909 E. Las Colinas Blvd., 16th Floor
Irving, Texas 75039

     Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the accompanying Registration Statement on Form S-3 (the "Registration Statement") of i2 Technologies, Inc. (the "Company") to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended, of up to 5,750,000 shares of the Company's Common Stock (the "Shares"). The Shares include 750,000 shares of the Company's Common stock that are subject to certain over-allotment options granted by the Company and/or the Selling Stockholders to the Underwriters and if such options are exercised, are to be sold to the Underwriters as described in the Registration Statement for resale to the public.

     As your counsel in connection with this transaction, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares. It is our opinion that, upon conclusion of the proceedings being taken by you or contemplated by us, as your counsel, to be taken prior to the issuance and sale of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, and to the best of our knowledge, the Shares will be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                            Very truly yours,

                                            BROBECK, PHLEGER & HARRISON LLP